FINAL VERSION
              TRANSLATION
                          MADRE DE DIOS PROJECT, CHILE

                      CONTRACTUAL MINING COMPANY AGREEMENT


              In Santiago, Chile, on October 29, 2007, by and between Mr. Juan Jose Quijano Fernandez, mining entrepreneur, and Mr. Juan Jose Quijano Claro, business manager, both Chilean, for themseves and on behalf of the legal mining companies called S.L.M. Columbo 61 al 120 de la Comuna de Mariquina, S.L.M. Columbo 121 al 180 de la Comuna de Mariquina, S.L.M., Columbo 181 al 220 de la Comuna de Mariquina, Alaska 1 al 60 de la Comuna Mafil, S.L.M. Roble 1 al 40 de la Comuna de Mafil y S.L.M. Roble 41 al 100 de la Comuna de Mafil y S.L.M. Troltrohue 1 al 60 de la Comuna de Mafil, all domiciled for this purposes at El Vergel 2316, Providencia, Santiago, and, Mr. William Edward Shouldice Urquhart, geophycisist, canadian, on behalf of Minera Global Chile Limitada, and they state that they appear on this day to create a contractual mining company based fundamentally on the terms laid out in the August 9, 2007 letter agreement executed by Global Gold Corporation and Juan Jose Quijano Fernandez which is made an integral part of this commitment as Annex A, the commitment to contribute mining claims to contractual mining company and the following terms and conditions:


              FIRST. Company. Through this document, the appearing parties create a contractual mining company, that shall be regulated by the terms and conditions of this agreement and, subsidiarilly for those matters not regulated by this agreement, by the regulations provided by the Section Second, Article 200 and following of the Mining Code of Chile.

              SECOND. Corporate Name. The corporate name shall be "Global Gold Valdivia Company".

              THIRD. Domicile. The company's domicile shall be the city of Santiago, notwithstanding that it may establish representative or branch offices with the agreement of the Board of Directors, both domestically or abroad.


              FOURTH: Corporate Objective. The objective of the Company shall be the exploration, reconnaissance, prospection, investigation and evaluation of all sorts of mineral deposits with the purpose of extracting, producing and processing minerals; to recognize and to create mining properties and mining rights of any nature, over all types of mineral substances; mine its mineral orebodies and its extensions; In order to fulfill such purposes, the Company may set up and operate plants for the treatment and/or smelting and/or refining of the mineral products and to sell them; to import and to export minerals or other goods and services; to buy, to sell, to transport and to market any kind of minerals and/or mineral products; to execute purchase and sales agreements , lease agreements, mining, mortgage, venture capital or option agreements regarding mining properties or rights and to sell, assign and transfer such properties or rights for any purpose including the right to acquire real estate properties and to impose the easements and rights-of-way that it may require; and, in general, to agree to and execute all acts and agreements conducive to the attainment of the corporate goal described above and all of those actions agreed upon by the Board of Directors.

              FIFTH. Equity. The equity of the company is the amount of one billion and four hundred and sixty five million and four hundred eighty six thousand seven hundred thirty five pesos, divided in 510 shares of the A class and 490 shares of the B class, with no nominal value, that is subscribed and paid in the manner described in clause first transitory of these By-Laws.

              SIXTH. Shares. The shares shall be issued in the name of the owner its suscription shall be evidenced in writing, either in a public or private deed, signed by the parties, and that states the number of shares suscribed, the date of delivery of the title and the amount and form of payment of the suscription. The purchase of the Company`s shares involves the acceptance of the Company's By-Laws and of the resolutions approved by the Shareholders' Meetings. SEVENTH. Management. A) The Board of Directors. Notwithstanding the powers of the Shareholders' Meeting, as per Section First, Articles 181 and following of the Mining Code, the Company shall be managed by a Board of Directors of three directors, being shareholders or not, elected by the Shareholders' Meeting. The renewal shall be complete and shall be effected at the end of their term of five years. The directors may be reelected indefinitely. They shall not be compensated for their services.

                       The Board of the Company shall have all the powers of
              judicial representation of the same and for the attainment of the corporate goal it shall be vested with all the powers of management and disposal that the Law or these By-laws do not deem as exclusive of the Shareholders' Meetings, without the need to provide evidence of these powers to the third parties, even for those acts and contracts with regards to which, the laws may require this. Nothing of the above shall be interpreted as an obstacle to the delegation of such powers in a Manager.

                       In particular, and without limiting the generality of the
              foregoing, the Board of Directors shall have the following powers and duties, in addition to those that are its prerogative by Law:

              a) to elect , within its realm, a Chairman and a Vice-Chairman;
              b) to manage and to handle the corporate business with the amplest powers in order to execute all agreements and acts that may be conducive to the attainment of the corporate goal, so that the Board shall be entitled to do as the By-Laws provide and the By-Laws shall not be interpreted as limiting the generality of the foregoing;

              c) to represent the Company in court and outside the courts. Specially, it is granted the power to waive a lawsuit previously filed, to yield to an opponents' lawsuit, to waive the right to grievance, the terms and to appeal, to compromise, to grant the arbitrators special powers of mediation, to approve settlements in or out of court, to collect in court, to grant discounts or extensions; d) to appoint and to remove the Managers and the Company's personnel and to set the compensation policy; e) to purchase and to sell, for any reason, the assets of the Company, either tangible or intangible, including goods, merchandise, products, stock, real estate, bonds and securities, to create and to become a part of other companies or associations; to dissolve them and to liquidate them; to grant or to lease all kinds of assets; to open banking accounts in commercial banks, to draw and to deposit in them, to apply for loans, lines of credit, letters of credit, to pledge, to mortgage, to draw, accept, guarantee, discount, promissory letters, and any other forms of credit available to the Company, to create simple or in solidum guarantees; and, in general, to carry out all kinds of operations and actions that may be required by the nature of the corporate business, without limiting the generality of the foregoing; f) to invest the capital and Company's assets and funds; g) to submit to the AGM the Balance and Annual Report; h) to propose to the Shareholders' Meeting the profit distribution system, notwithstanding the right to agree within its powers, the distribution of provisional dividends, when it deems appropriate and provided that there are enough profit generated; i) to establish agencies, branches and offices in any place domestically or abroad; j) to issue and to amend the internal rulings of the Company; k) to summon the AGMs when the By-Laws so provide and the extraordinary general meetings when the circumstances so justify, when the Board deems it appropriate or when it may be requested by a sufficient number of shareholders, pursuant to the following clause of these By-Laws; l) to approve the transfer of shares; m) to agree to the issuance of bonds; n) to operate in warrants (deposit receipts); and o) to resolve the issues not covered by these By-Laws, duly reporting to the following AGM.

              EIGHTH. B) Shareholders' Meetings. The General Meetings shall be ordinary (General) or extraordinary. The former shall be held annually on the date set by resolution of the BOD within the first quarter of the year. The latter may be held at any time, provided that they are required by the corporate business, in order to decide any matters that the Law or the By-Laws submit to the resolution of the Shareholders' Meetings and inasmuch as such matters are adequately stated in the summon.

                       The meetings shall be called upon by the BOD and shall be
              held at the Company's domicile. The BOD must summon:

                       one) to an AGM (Annual General meeting) within the first
              quarter of each year and in order to decide on the matters under its jurisdiction;

                       two) to an Extraordinary meeting inasmuch as, in its
              judgement, the corporate's best interests so merit;

                       three) to an AGM or an Extraordinary Meeting inasmuch as
              it is requested by shareholders representing at least 66.6% of the voting shares, and the request states the reasons for the meeting and its agenda. These meetings so summoned shall be held within 30 days from the date of the request.

              The call to a Meeting shall be made through a notice that shall be published in the Newspaper "El Mercurio" of Santiago with a minimum notice of 15 days to the meeting. The meetings shall convene with a quorum of at least 51 per cent of the issued shares being represented. If there is no such a quorum, the meeting shall be convened, after a second notice of call with the attending shares being represented at such second meeting.

              A Meeting may be validly held when the total number of shares that are issued are represented at a given meeting even if no formalities were followed to call such meeting. The shareholders may appoint attorneys to represent them at the meeting even if such person is not a shareholder. The power of attorney shall be issued in writing for the total number of shares held by the issuer. In such powers that are not granted by a public deed the place, name of the issuer and date of issue shall be handwritten by the issuer. Such powers shall be valid for the second call.

                       The meetings shall be chaired by the Chairman of the
              Board or its alternate and the Secretary, if there is one; or the manager, in the absence of such Secretary.

                       The agreements shall be adopted by shareholders that
              represent the absolute majority of the shares attending the Meeting, except for those matters that require two thirds of the issued shares, that are the following and that require an extraordinary meeting: the sale and/or the promise to sell a mining property or a substantial part of it, or the option for such assets, of shares of companies regulated by the Mining Code, and, in general, of any other right regulated specially in the Mining.

                       Conversely, the setting of the contributions owed by the
              shareholders to the Company for the funding required by the maintenance and exploration of the exploration and mining concessions owned by the Company, all of it, in proportion to the shares owned. All of the above shall be effected pursuant to the formalities required by articles 195 and 190 of the Mining Code.

                       The discussions and resolutions of the Meetings shall be
              recorded in a special book to be kept by the Secretary of the Board.

              NINTH. The General Meeting shall be called in order to resolve about the following matters:

                       a) a review of the Company's position and the reports of
              the auditors and the approval or rejection of the Annual Report, balance and financial statements submitted by the BOD or the Company liquidators;
                       b) to resolve about the profit distribution, if there are
              profits, in each period;
                       c) the election of the Board members or the revoking of
              the powers of the Directors, the liquidators and the auditors; and
                       d) any other matter related to the corporate business and
              goal, with the exception of the ones that are the exclusive competence of an Extraordinary Meeting or the BOD, pursuant to these By-Laws or the Law.

              TENTH. An Extraordinary meeting shall take place in order to discuss and resolve about the following matters:

                       a) dissolution and advance termination of the Company;
                       b) transformation, fusion or division of the Company and
              the amendment of its By-Laws;
                       c) sale of the fixed assets and the liabilities of the
              Company and the sale, lease or assignment of the right to mine the concessions owned by the Company; e) the sale of other immovable assets.
                       f) the granting of personal or real guarantees in order
              to guarantee third-party obligations;

                       g) the other matters required by Law, these By-Laws or
              the BOD.

              ELEVENTH. The profits and eventual losses shall be distributed and be borne, respectively, in proportion to the shares owend by each shareholder. The profit distribution shall be effected when the BOD so determines.

              TWELFTH. On December 31st of each year the yera shall be closed and a balance shall be effected of the assets and liabilities of the Company.

              THIRTEENTH. Dissolution and liquidation. The Company shall be dissolved by:

              a) Expiration of the term established for its duration, unless extended; b) by agreement of an Extraordinary Meeting of the Shareholders; and, c) in the other cases provided for by the Law.

                     Once the Company is dissolved it shall be liquidated and,
              therefore, the Shareholders' Meeting shall appoint the liquidators, who may or not be shareholders, who shall proceed to the liquidation pursuant to the powers vested by the said Meeting, which shall determine also the procedure for their replacement and shall set their compensation. Notwithstanding such powers, the Company being liquidated shall be regulated by these By-Laws in everything that is compatible with such situation.


              FOURTEENTH. Arbitration. Any difficulty or controversy that may arise between the shareholders, or between these and the estate of a deceased shareholder or its representative before the Company either during the life of the same or on the occasion of its dissolution or liquidation, either advanced or not, or regarding the conduction of the corporate business or the application, interpretation, execution or annulmement of this agreement and of its provisions, shall be resolved by an arbitrator appointed by the Santiago Chamber of Commerce who shall resolve briefly and summarily without formal proceedings but in accordance with UNCITRAL rules, hearing the parties, in an only instance and without further appeal.

              FIFTEENTH. Domicile. For all legal
              purposes, the shareholders set and commit to set up their domicile in Santiago, Chile. SIXTEENTH. Amendments. The attorneys, Messrs. Jose Manuel Borquez Yunge and Juan Jose Quijano Fernandez are hereby appointed in order to clarify any obscure or doubtful points, insert any ommissions and amend the transcription, quoting or calculation errors in which the parties may have incurred in these By-Laws. They shall be entitled to submit one or more submissions to the compentent Registrar or before public or private agencies and/or grant the public deeds and documents, necessary or advisable; with all the powers necessary for such purpose. In addition, the attorneys are hereby authorized to accept the changes and amendments in the By-Laws that the Banks and Financial Institutions may require. SEVENTEENTH. Recordings. The bearer of an official copy of this deed is hereby authorized for the recording of this deed in the competent Registrars, including the recording of the contributed concessions in the name of the Company. EIGHTEEENTH: Fulfillment of commitment agreement. The parties expressly state that this document constitutes a complete fulfillment of the obligations undertaken by both parties as per the public deed of Commitment to contribute mining claims to a Contractual Mining Company dated August 20, 2007 before Ms. Antonieta Mendoza Escalas, Notary Public of Santiago. In addition, Messrs. Juan Jose Quijano Fernandez and Juan Jose Quijano Claro, por si y en representacion de las sociedades legales mineras denominadas S.L.M. Columbo 61 al 120 de la Comuna de Mariquina, S.L.M. Columbo 121 al 180 de la Comuna de Mariquina, Alaska 1 al 60 de la Comuna Mafil, S.L.M. Roble 1 al 40 de la Comuna de Mafil y S.L.M. Roble 41 al 100 de la Comuna de Mafil y S.L.M. Troltrohue 1 al 60 de la Comuna de Mafil, state that they have received the following amounts of CH$ 178.442.500 on September 3, 2007 and the amount of CH$ 182.230.000 on October 1, 2007 and that they also receive in this act the amount of CH$ 357.220-000, equivalent today to 500,000 euros therefore granting to Minera Global Chile Limitada complete and full release regarding the receipt of such amounts.

              TRANSITORY ARTICLES:
              FIRST TRANSITORY. The capital or equity of the Company as per Clause Fifth is the amount of one billion four hundred and sixty five million eighty six thousand seven hundred and thirty five pesos, equivalent to 510 shares of the A class with no nominal value and 490 shares of the B class, that shall be completely paid and subscribed, in cash by Minera Global Chile Limitada within three years. It is hereby represented, acknowledged and accepted by the Class B shareholders that the contribution committed by the Class A shareholders shall have been entirely paid when one plant has been built with a contribution that amounts to CH$ 747.194.235, as per the August 9, Letter Agreement between Global Gold Corporation and Mr. Juan Jose Quijano Fernandez which is made an integral part of this document as Annex A. This contribution amounts exactly to the Class A shareholders' total commitment, i.e., CH$ 747.194.235.- The balance, i.e., CH$ 717.892.500 is equivalent to the payments received by Messrs. Quijano Fernandez and Quijano Claro and the companies that the latter represents as compensation for the contribution by them and the mining companies that they represent of the mining claims specified in Annex B of this Agreement and in fulfillment of the payment obligations undertaken by Minera Global Chile Limitada under the public deed of Commitment to contribute mining claims to a Contractual Mining Company dated August 20, 2007 before Ms. Antonieta Mendoza Escalas, Notary Public of Santiago. On the other hand, Mr. Juan Jose Quijano Fernandez and Mr. Juan Jose Quijano Claro, on his behalf and as representative of legal mining companies called S.L.M. Columbo 61 al 120 de la Comuna de Mariquina, S.L.M. Columbo 121 al 180 de la Comuna de Mariquina, S.L.M., Alaska 1 al 60 de la Comuna Mafil, S.L.M. Roble 1 al 40 de la Comuna de Mafil y S.L.M.

              Roble 41 al 100 de la Comuna de Mafil, S.L.M. y S.L.M. Troltrohue 1 al 60 de la Comuna de Mafil, as payment for the suscription of the class B 490 shares the aforementioned individuals and companies contribute hereby the mining concessions listed in Annex B to this Agreement that are the following: GUADALUPE 1 - 60, recorded on page 6 under the number 2 in the Mining Property Registrar of the year 2003; GUADALUPE 61 - 120, recorded on page 326 under the number 230 in the Mining Property Registrar of the year 2004; PICHILINGUE 1-8, recorded on page 12 number 3; PICHILINGUE 9-16, recorded on page 13 number 4; LLIPE 1 - 387, recorded on page 13 number 5; MARIQUINA 159 - 163, recorded on page 14 number 6; MARIQUINA 164 - 169, recorded on page 15 number 7; PUREO 27 - 34, recorded on page 16 number 8; PUREO 35 - 44, recorded on page 16 number 9; COVADONGA 101 -110, recorded on page 17 number 10; COVADONGA 111 - 120, recorded on page 18 number 11; COVADONGA 121 - 130, recorded on page 19 number 12; COVADONGA 131 -140, recorded on page 19 number 13; COVADONGA 151 - 160, recorded on page 20 number 14; COVADONGA 21 - 30, recorded on page 21 number 15; COVADONGA 31 - 40, recorded on page 22 number 16; COVADONGA 41 - 50, recorded on page 22 number 17; COVADONGA 51 - 60, recorded on page 23 number 18; COVADONGA 61 - 70, recorded on page 24 number 19; COVADONGA 81 - 90, recorded on page 25 number 20; COVADONGA 91 - 100, recorded on page 25 number 21; MAQUINA 103
              - 104, recorded on page 26 number 22; MAQUINA 138 -141, recorded on page 30 number 27; MAQUINA 29 - 34, recorded on page 31 number 28; MAQUINA 35 - 38, recorded on page 31 number 29; MAQUINA 39 - 44, recorded on page 32 number 30; MAQUINA 50 - 56, recorded on page 33 number 31; MAQUINA 57 - 63, recorded on page 34 number 32; MAQUINA 64 - 65, recorded on page 34 number 33; MAQUINA 66 - 70, recorded on page 35 number 34; MAQUINA 71 - 77, recorded on page 36 number 35; MAQUINA 78 - 83, recorded on page 37 number 36; MAQUINA 84 - 85, recorded on page 37 number 37; 1 MAQUINA 93 - 96, recorded on page 38 number 38; IV AQUINA 97 - 102, recorded on page 39, COVADONGA 291 - 295, recorded on page 40 number 40; COVADONGA 331 - 342, recorded on page 40 number 41; COVADONGA 343
              - 347, recorded on page 41 number 42; COVADONGA 348 - 353, recorded on page 42 number 43; COVADONGA 354 - 359, recorded on page 42 number 44; COVADONGA 360 - 363, recorded on page 43 number 45; COVADONGA 364 - 367, recorded on page 44 number 46; HUENUYE 1-5, recorded on page 246 number 133; HUENUYE 6 -10, recorded on page 246 number 134; HUENUYE 11 -15, recorded on page 247 number 135; HUENUYE 16 - 25, recorded on page 248 number 136; HUENUYE 26-31, recorded on page 249 number 137; HUENUYE 32 - 35, recorded on page 249 number 138; HUENUYE 36 - 42, recorded on page 250 number 139; HUENUYE 43 - 47, recorded on page 251 number 140;

              HUILLILEUFU 1 - 12, recorded on page 251 number 141; HUILLILEUFU 13 - 17, recorded on page 252 number 142; HUILLILEUFU 18 - 30, recorded on page 253 number 143; HUILLILEUFU 31 - 36, recorded on page 253 number 144; QUEBRADA HONDA 1 - 8, recorded on page 254 number 145; CARAHUE 1- 8, recorded on page 255 number 146; CARAPALLAS 1 -12, recorded on page 256 number 147; PAILLACO 1 - 21, recorded on page 256 number 148; TRIPAYANTE 1 - 10, recorded on page 257 number 149; LINGUE 1 -16, recorded on page 258 number 150; LINGUE 17 - 28, recorded on page 258 number 151; CHACAYAL 1-8, recorded on page 259 number 152; CHACAYAL 9 - 17, recorded on page 260 number 153; EL NOGAL 1 - 10, recorded on page 260 number 154; EL NOGAL 11-19, recorded on page 261 number 155; EL NOGAL 20
              - 28, recorded on page 262 number 156; EL NOGAL 29 - 38, recorded on page 263 number 157; CHACAYAL 1 - 6, recorded on page 263 number 158; CHACAYAL 7 - 11, recorded on page 264 number 159; CHACAYAL 12 - 19, recorded on page 265 number 160; MARIQUINA 1 - 2, recorded on page 265 number 161; MARIQUINA 3 - 4, recorded on page 266 number 162; MARIQUINA 5 - 9, recorded on page 267 number 163; QUEBRADA HONDA 9 - 14, recorded on page 267 number 164; MAR 1
              - 20, recorded on page 268 number 165; MAR 21 - 40, recorded on page 23 Vta. number 14 of the Mining Property Registrar of the year 2007; MAR 41 - 60, recorded on page 269 number 166; MAR 61 - 80, recorded on page 270 number 167; RAFAEL 1 - 20, recorded on page 273 number 172; RAFAEL 21 - 40, recorded on page 274 number 173; RAFAEL 41 - 60, recorded on page 274 number 174; RAFAEL 61 - 80, recorded on page 275 number 175; PUREO 6 -11, recorded on page 276 number 176; PUREO 12 - 21, recorded on page 277 number 177; PUREO 65 -67, recorded on page 277 number 178; PUREO 22 - 26, recorded on page 278 number 179; PUREO 67 - 76, recorded on page 279 number 181; PUREO 87 - 88, recorded on page 280 number 182; PUREO 89 - 90, recorded on page 348 Vta. number 255 of the Mining Property Registrar of the year 2007; PUREO 91 - 96, recorded on page 281 number 183; ALEGRIA 1- 5, recorded on page 281 number 184; ALEGRIA 6 - 10, recorded on page 282 number 185; ALEGRIA 11 - 20, recorded on page 283 number 186; ALEGRIA 21 - 25, recorded on page 284 number 187; ALEGRIA 26 - 30, recorded on page 284 number 188; MARIQUINA 127 - 128, recorded on page 285 number 189; MARIQUINA 129 - 136, recorded on page 286 number 190; MARIQUINA 141 - 144, recorded on page 286 number 191; MARIQUINA 154 - 158, recorded on page 287 number 192; HUEIMA 1 - 4, recorded on page 288 number 193; HUEIMA 14 - 33, recorded on page 288 number 194; HUEIMA 5 - 13, recorded on page 289 number 195; HUEIMA 34 - 48, recorded on page 290 number 196; HUEIMA 49 - 73, recorded on page 291 number 197; MARIQUINA 8 -13, recorded on page 291 number 198; MARIQUINA 22 - 27, recorded on page 22 number 199; MARIQUINA 28 - 31, recorded on page 293 number 200; MARIQUINA 32-34, recorded on page 32 Vta. number 12 of the Mining Property Registrar of the year 2007; MARIQUINA 35-44, recorded on page 294 number 202;

              MARIQUINA 5 - 7, recorded on page 295 number 203; MARIQUINA 14 - 19, recorded on page 295 number 204; MARIQUINA 20 - 21, recorded on page 296 number 205; MARIQUINA 35 - 4, recorded on page 297 number 206; MARIQUINA 45 - 54, recorded on page 298 number 207; MARIQUINA 55 - 64, recorded on page 298 number 208; MARIQUINA 65 - 70, recorded on page 299 number 209; MARIQUINA 71 - 76, recorded on page 300 number 210; MARIQUINA 77 - 86, recorded on page 33 number 13 of the Mining Property Registrar of the year 2007; MARIQUINA 87 - 96, recorded on page 300 number 211; MARIQUINA 97 -106, recorded on page 301 number 212; MARIQUINA 120 - 122, recorded on page 303 number 215; MARIQUINA 123 - 126 recorded on page 304 number 216; MARIQUINA 149 - 150, recorded on page 305 number 217; MARIQUINA 151 - 153, recorded on page 32 number 11 of the Mining Property Registrar of the year 2007; MARIQUINA 145 - 148, recorded on page 305 number 218; MARIQUINA 137 -139, recorded on page 306 number 219; PUREO 122 - 123, recorded on page 316 number 222; PUREO 126 - 129, recorded on page 317 number 223; THE CAN BLACK 1 -6, recorded on page 317 number 224; PUREO 45 - 49, recorded on page 318 number 225; PUREO 60 - 64, recorded on page 319 number 226; MARIQUINA 140, recorded on page 319 number 227; SIRIO I 1 - 30, recorded on page 320 under el number 228; AMPARO 1
              - 39, recorded on page 331 under the number 231, MAQUINA 105 - 109, recorded on page 27 number 23; MAQUINA 110 - 115, recorded on page 28 number 24; MAQUINA 116 - 122, recorded on page 28 number 25; MAQUINA 128 - 137, recorded on page 29 number 26, todas del Mining Property Registrar of the year 2004; PEEBLES 1 - 60, recorded on page 1 under the number 1; PEEBLES 61 - 120, recorded on page 3 under the number 2; PEEBLES 121 - 180, recorded on page 6 under the number 3; PEEBLES 181 - 240, recorded on page 9 under the number 4; PEEBLES 241 - 300, recorded on page 11 under the number 5; PEEBLES 301 - 360, recorded on page 14 under the number 6; PEEBLES 361 - 420, recorded on page 17 under the number 7; PEEBLES 421 -480, recorded on page 19 under the number 8; LA OLLA 1 -40, recorded on page 25 under the number 10; LA OLLA 41 -80, recorded on page 27 under the number 11; LA OLLA 81 -140, recorded on page 30 under the number 12; LA OLLA 141 - 180, recorded on page 33 under the number 13; ALTO PICHILINGUE 1 - 80, recorded on page 35 under the number 14; ALTO PICHILINGUE 81 - 140, recorded on page 40 under the number 16; ALTO PICHILINGUE 141 - 200, recorded on page 43 under the number 17; ALTO PICHILINGUE 201 - 220, recorded on page 38 under the number 15 todas del Mining Property Registrar of the year 2005; AMPARO 61 - 100, recorded on page 13 under the number 16 del Mining Property Registrar of the year 2006; AMPARO 101 - 160, recorded on page 1 under the number 1 del Mining Property Registrar of the year 2007, Mining concession applications: PUMA 1 - 60, recorded on page 97 number 95; PUMA 61
              - 120, recorded on page 98 number 96; PUMA 121 - 180, recorded on page 99 number 97; PUMA 301 - 360, recorded on page 102 number 100; PUMA 361 - 420, recorded on page 103 number 101; PUMA 421 - 460, recorded on page 105 number 102; TEOFILO 1 - 60, recorded on page 111 number 108; TEOFILO 61 - 120, recorded on page 112 number 109; TEOFILO 121 - 180, recorded on page 113 number 110; TEOFILO 181 - 225, recorded on page 114 number 111; COLUMBO 1 - 60, recorded on page 115 number 112; MARTIN 1 - 60, recorded on page 107 number 104; ALTO CHACAYAL 1 - 40, recorded on page 106 number 103; LUZ 1 - 60, recorded on page 108 number 105; LUZ 61 -100, recorded on page 109 number 106; LUZ 101 - 140, recorded on page 110 number 107; LUZ 141 - 180, recorded a fojas 116 number 113, all of the above of the Mining Discoveries Registry of 2005; PILLECOZCOZ 1 - 60, recorded on page 8 number 9; EL PUMA 61 - 120, recorded a fojas 9 number 10; ALFREDO 1 - 60, recorded on page 176 number 104 Mining Discoveries Registry of 2006; SIRIO 1 - 60, recorded on page 25 number 29; SIRIO 61 - 120, recorded a fojas 27 number 31; COLUMBO SEGUNDO 181 - 220, recorded on page 26 number 30; KONIG 1 - 30, recorded on page 9 number 10; KONIG 31 - 50, recorded on page 8 number 9, in the Mining Discoveries Registry of 2007.- Contribution of the property of the mining concession applications owned by the corresponding legal mining companies:
              "Alaska 1 to Alaska 60", recorded on page 14 under the number 15; "Roble 1 to Roble 40", recorded on page 17 under the number 17; and "Roble 41 to Roble 100", recorded on page 17 overleaf under the number 19, "Columbo 61 a Columbo 120", "Columbo 121 a Columbo 180", recorded on page 20 overleaf under the number 23, "Troltrohue 1 to Troltrohue 60", recorded on page 12 under the number 12 of the Mining Discoveries Registry of 2007. All of the preceding recordings are in the Mining Property Registrar of Mariquina, Lanco and Mafil. In addition, the class B shareholder Mr. Juan Jose Quijano Claro contributes the following mining concessions recorded in the Mining Property Registrar of
              Panguipulli: Covandonga 246-255, recorded on page 23, N(0) 14 del Registro de Propiedad de Minas del Conservador Mining Property Registrar of Panguipulli year 1990, Covadonga 286-295, recorded on page 2 N(0) 2, Covadonga 296-305, recorded on page 3 N(0) 3, Covadonga 306-322, recorded on page 3 vta. N(0) 4 Covadonga 323-329, recorded on page 17 Vta., N(0) 6 y Covadonga 330-336, recorded on page 5 N(0) 6 all recorded in the Mining Property Registrar of Panguipulli of the year 2007.

              The fulfillment of such contribution obligation is expressly conditioned in its efficacy to the following:

              1) that all of the mining properties are free and clear of any liens, pledges, encumbrances, mortgages, debts, government payments, taxes, third-party interests, and, in general, of any rights held by any third party whosoever.

              2) That the properties are not subject to any kind of environmental liability claim or lawsuit and the contributing parties expressly agree to indemnify the contractual mining company hereby created and/or Minera Global Chile Limitada of any such environmental liability whatsoever either directly or indirectly related to the mining properties being contributed.

              The class B shares shall be entitled to a special privilege that shall consist in the right to an extra profit as per the following scale laid out in the aforementioned August 9, Letter Agreement:

               a) if the plant or the plants produce or produces 2.5 million ounces of gold within five years from the date of this agreement or if 2.5 million ounces of gold are proven as reserves according to Canadian 43-101 standards in the same period, then the class B shares shall be entitled to an additional payment of 13 million euros.

               b) if the plant or the plant produce or produces 5 million ounces of gold within five years from the date of this agreement or if 5 million ounces of gold are proven as reserves according to Canadian 43-101 standards in the same period, then the class B shares shall be entitled to an additional payment of 27 million euros.

               c) if the plant or the plants produce or produces 10 million ounces of gold within five years from the date of this agreement or if 10 million ounces of gold are proven as reserves according to Canadian 43-101 standards within the same period, then the class B shares shall be entitled to an additional payment of 55 million euros.

               d) If any of these levels is achieved, then at least 15% of the extra profit share shall take place in the form of shares of Global Gold Corporation.

               e) Profit means the amount of money that is generated as a result of the processing of the minerals produced in the company's mining claims by the company's plant and once the latter is entirely paid up.

              In addition, the class B shares shall not be bound to contribute to the future capital increases up until the first plant is built, as per the August 9, 2007 Letter Agreement. From then on, contributions to expenses and investments shall be proportionate to the shares held and the normal dilution rules specified in
              Article 195 of the Mining Code shall apply for the non-contributing party.

              SECOND TRANSITORY. Temporary Board of Directors. The First Board of Directors shall be comprised of Messrs. Van Krikorian and William Edward Shouldice Urquhart for the class A shares. Their alternates shall be The class B shares appoint Mr. Juan Jose Quijano Fernandez as a Director with Mr. Juan Jose Quijano Claro as his alternate.




              This Board shall be subject to ratification by the Annual General Shareholders' Meeting.